Artesian Resource Corporation
Defined Contribution Employee Benefit Plan
Newark, Delaware

We consent to the incorporation by reference in the Registration Statement pertaining to the Defined Contribution Employee Benefit Plan of Artesian Resources Corporation of our report dated July 10, 2008, with respect to the financial statements and schedules of the Artesian Resources Corporation Defined Contribution Employee Benefit Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ McBride Shopa & Company, P.A.

Wilmington, Delaware
July 14, 2008